Exhibit 99.1

Enertopia Announces Oxyhydrogen Mobile Lab Update

Kelowna, British Columbia--(Newsfile Corp. - September 10, 2025) - Enertopia Corporation (OTCQB: ENRT) (CSE: ENRT) ("Enertopia'' or the "Company") is pleased to announce its latest oxyhydrogen update.

The Company is pleased to report the mobile lab is in operation and is currently in its testing phase. Any interested parties can view a video of the mobile lab in action at https:// enertopia.com/hydrogen-technology/. We believe from our research that a mobile unit is the best way to showcase our Oxyhydrogen technology, as it will allow real-time demonstrations to potential users and vendors alike.

The new video showcases the desiccant drying chambers and recharge system; these chambers provide for the removal of moisture from the oxy-hydrogeneration process. By keeping the gas dry for storage, it reduces the risk of corrosion in the storage tank or other metal parts in the system. This, along with other patent pending improvements have allowed our team to increase the hydrogen in the gas produced from our independent 3rd party lab testing baseline results of 55.91% hydrogen on November 8th, 2021.  To our continuous 3rd party handheld device testing results of 75% hydrogen gas from our patent pending improvements.

The mobile unit enables the completion of a fully automated oxyhydrogen production & replacement system, to create oxyhydrogen, which can then be used to run a wide variety of propane and other appliances.

Our mobile unit will also be able to showcase the entire process of producing oxyhydrogen, along with the storing and using oxyhydrogen. The mobile unit will be the template for our Drop in solution of heating water, producing hot air in winter, or the use of an air conditioning unit on a hot summer day.

"We look forward to providing our BTU and flow rate tests once we have the data results from the new lab in operation. Work continues on our full stack of patented clean technology innovations, and we are always looking at how we can grow the company with minimum equity dilution as we move forward," stated President and CEO Robert McAllister

About Enertopia Corp.

Enertopia Corp. defines itself as an Energy Solutions Company focused on modern technology through a combination of our intellectual property patents in green technologies to build shareholder value.

For further information, please contact:

Enertopia Corporation
Robert McAllister, CEO

Tel: 1-888-ENRT201

www.enertopia.com

Renmark Financial Communications Inc.

Preston Conable: pconable@renmarkfinancial.com

Tel: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, 3rd party lithium technology,  competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the current patented or patent pending technology being used or developed will be economic or have any positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

Neither the OTC Markets and the CSE Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined, in the policies of the CSE Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.